Exhibit 99.1

Bumble Inc. Announces Fourth Quarter and Full Year 2025 Results

Total Revenue in 2025 Decreased 10% to $966 Million
Full-year Net Cash Provided by Operating Activities was $250 Million

AUSTIN, Texas, March 11, 2026 - Bumble Inc. (NASDAQ: BMBL) today reported financial results for the fourth quarter and full year ended December 31, 2025.
“In 2025, we made the deliberate choice to return Bumble to its women-first foundation, raising the bar on trust and authenticity while addressing pain points our members experience with online dating,” said Whitney Wolfe Herd, Founder & CEO of Bumble Inc. “We believe that when women feel safe, confident, and intentional about who they meet, the entire ecosystem works better. With the heavy lift of our quality reset behind us, we are accelerating product innovation and prioritizing member experience enhancements. We are building from a stronger base and positioning Bumble for its next chapter of product-led growth.”

Fourth Quarter 2025 Financial and Operational Highlights:
(all comparisons relative to the Fourth Quarter 2024)
•Total Revenue decreased 14.3% to $224.2 million, compared to $261.6 million.
oBumble App Revenue decreased 14.8% to $181.0 million, compared to $212.4 million.
oBadoo App and Other Revenue decreased 12.4% to $43.2 million, compared to $49.3 million.
•Total Paying Users decreased 20.5% to 3.3 million, compared to 4.2 million.
•Total Average Revenue per Paying User ("ARPPU") increased 7.9% to $22.20, compared to $20.58.
•Net loss was $611.1 million, or (272.6)% of revenue, which included $630.5 million of non-cash impairment charges, compared to net earnings of $9.3 million, or 3.6% of revenue.
•Adjusted EBITDA was $71.6 million, or 31.9% of revenue, compared to $72.5 million, or 27.7% of revenue.
•Net cash provided by (used in) operating activities was $59.1 million, compared to $(5.4) million.

Full Year 2025 Operational and Financial Highlights:
(all comparisons relative to the Full Year 2024)

•Total Revenue decreased 9.9% to $965.7 million, compared to $1,071.6 million.
oBumble App Revenue decreased 9.6% to $783.0 million, compared to $866.3 million.
oBadoo App and Other Revenue decreased 11.1% to $182.6 million, compared to $205.4 million.
•Total Paying Users decreased 11.5% to 3.7 million, compared to 4.1 million.
•Total ARPPU increased 1.9% to $21.64, compared to $21.23.
•Net loss was $906.6 million, or (93.9)% of revenue, which included $1,039.0 million of non-cash impairment charges, compared to net loss of $768.4 million, or (71.7)% of revenue, which included $892.2 million of non-cash impairment charges.
•Adjusted EBITDA was $313.6 million, or 32.5% of revenue, compared to $304.1 million, or 28.4% of revenue.
•Net cash provided by operating activities was $250.4 million, compared to $123.4 million.

Information about Bumble's use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”

“We executed according to plan in the fourth quarter, delivering results at the high end of our guidance ranges while completing the most intensive phase of our member base reset,” said Kevin Cook, CFO of Bumble Inc. “We continue to generate strong cash flow, and as we move into 2026, we are focused on maintaining financial discipline, thoughtfully investing in product innovation and preserving operating flexibility.”

Key Operating Metrics:

The following metrics were calculated excluding paying users of and revenue generated from Official, advertising, partnerships and affiliates and include paying users and revenue from Fruitz through July 2025, when the business was sold. Although Bumble For Friends app was relaunched as BFF in the United States in September 2025, the Company continues to generate revenue from the legacy Bumble For Friends app. As of December 31, 2025, BFF app has not generated any revenue and therefore is excluded from our key operating metrics. Please refer to the Definitions section for more information.

(In thousands, except ARPPU)	Quarter Ended December 31, 2025	Quarter Ended December 31, 2024	Year Ended December 31, 2025	Year Ended December 31, 2024
Bumble App Paying Users	2,185.2	2,812.6	2,434.4	2,807.3
Badoo App and Other Paying Users	1,136.2	1,366.2	1,237.7	1,342.0
Total Paying Users	3,321.5	4,178.8	3,672.1	4,149.3
Bumble App Average Revenue per Paying User	$27.61	$25.17	$26.80	$25.72
Badoo App and Other Average Revenue per Paying User	$11.80	$11.13	$11.48	$11.85
Total Average Revenue per Paying User	$22.20	$20.58	$21.64	$21.23

Balance Sheet:

As of December 31, 2025, total cash and cash equivalents were $175.8 million and total debt was $588.5 million.

Financial Outlook:

A reconciliation of Adjusted EBITDA to GAAP net earnings (loss) and Adjusted EBITDA margin growth to GAAP net earnings (loss) margin growth, which is growth in GAAP net earnings (loss) as a percentage of revenue, has not been provided for the outlook included herein, as the quantification of certain items included in the calculation of GAAP net earnings (loss) cannot be calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs, such as number of shares granted and market price that are not currently ascertainable, and the non-GAAP adjustment for certain legal, tax and regulatory reserves and expenses depends on the timing and magnitude of these expenses and cannot be accurately forecasted. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could have a potentially unpredictable and potentially significant impact on its future GAAP financial results.

Bumble anticipates the following results for the first quarter ending March 31, 2026:

First Quarter 2026:
•Total Revenue in the range of $209 million to $213 million, which includes:
oBumble App Revenue of $171 million to $174 million.
•Adjusted EBITDA of $76 million to $80 million.

Actual results may differ materially from Bumble’s financial outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Conference Call and Webcast Information

Bumble will host a live webcast of its conference call to discuss its fourth quarter and full year 2025 financial results at 4:30 p.m. Eastern Time today, March 11, 2026. A webcast of the call and other information related to the call will be accessible on the Investors section of the Company’s website at https://ir.bumble.com. A webcast replay will be available approximately two hours after the conclusion of the live event.

Definitions

As used in this press release, unless otherwise noted or the context requires otherwise, the following terms have the following meanings. Our key metrics (Bumble App Paying Users, Badoo App and Other Paying Users, Total Paying Users, Bumble App Average Revenue per Paying User, Badoo App and Other Average Revenue per Paying User, and Total Average Revenue per Paying User) were calculated excluding paying users and revenue generated from Official, advertising, partnerships and affiliates and include paying users and revenue from Fruitz through July 2025, when the business was sold. Although the Bumble For Friends app was relaunched as BFF in the United States in September 2025, we continue to generate revenue from the legacy Bumble For Friends app. As of December 31, 2025, BFF app has not generated any revenue and therefore is excluded from our key operating metrics.

Total Revenue is the sum of Bumble App Revenue and Badoo App and Other Revenue.

Total Paying Users is the sum of Bumble App Paying Users and Badoo App and Other Paying Users.

Total Average Revenue per Paying User or Total ARPPU is a metric calculated based on Total Revenue in any measurement period divided by the Total Paying Users in such period divided by the number of months in the period.

Bumble App Revenue is revenue derived from purchases or renewals of a Bumble app or Bumble For Friends app subscription plan and/or in-app purchases on Bumble app or Bumble For Friends app in the relevant period.

Bumble App Paying User is a member that has purchased or renewed a Bumble app or Bumble For Friends app subscription plan and/or made an in-app purchase on Bumble app or Bumble For Friends app in a given month. We calculate Bumble App Paying Users as a monthly average, by counting the number of Bumble App Paying Users in each month and then dividing by the number of months in the relevant measurement period.
Bumble App Average Revenue per Paying User or Bumble App ARPPU is a metric calculated based on Bumble App Revenue in any measurement period, divided by Bumble App Paying Users in such period divided by the number of months in the period.
Badoo App and Other Revenue is revenue derived from purchases or renewals of a Badoo app subscription plan and/or in-app purchases on Badoo app in the relevant period, purchases on one of our other apps that we owned and operated in the relevant period, purchases on other third party apps that used our technology in the relevant period and advertising, partnerships or affiliates revenue in the relevant period.
Badoo App and Other Paying User is a member that has purchased or renewed a subscription plan and/or made an in-app purchase on Badoo app in a given month or made a purchase on one of our other apps that we owned and operated in a given month, or made a purchase on other third-party apps that used our technology in the relevant period. We calculate Badoo App and Other Paying Users as a monthly average, by counting the number of Badoo App and Other Paying Users in each month and then dividing by the number of months in the relevant measurement period.
Badoo App and Other Average Revenue per Paying User or Badoo App and Other ARPPU is a metric calculated based on Badoo App and Other Revenue in any measurement period divided by Badoo App and Other Paying Users in such period divided by the number of months in the period.
Non-GAAP Financial Measures
We report our financial results in accordance with GAAP, however, management believes that certain non-GAAP financial measures provide users of our financial information with useful supplemental information that enables a better comparison of our performance across periods. We believe Adjusted EBITDA provides visibility to the underlying continuing operating performance by excluding the impact of certain expenses, including income tax (benefit) provision, interest and derivative (gains) losses, net, depreciation and amortization expense, stock-based compensation expenses, employer costs related to stock-based compensation, foreign exchange (gain) loss, changes in fair value of contingent earn-out liability, investments in equity securities, transaction and other costs, litigation costs net of insurance reimbursements that arise outside of the ordinary course of business, tax receivable agreement liability remeasurement (benefit) expense, impairment loss, and costs associated with restructuring, as management does not believe these expenses are representative of our core earnings. We also provide Adjusted EBITDA margin, which is calculated as Adjusted EBITDA divided by revenue. In addition to Adjusted EBITDA and Adjusted EBITDA margin, we believe free cash flow and free cash flow conversion provide useful information regarding how cash provided by (used in) operating activities compares to the capital expenditures required to maintain and grow our business, and our available liquidity, after funding such capital expenditures, to service our debt, fund strategic initiatives, effectuate discretionary share repurchases and strengthen our balance sheet, as well as our ability to convert our earnings to cash. Additionally, we believe such metrics are widely used by investors, securities analysts, ratings agencies and other parties in evaluating liquidity and debt-service capabilities. We calculate free cash flow and free cash flow conversion using methodologies that we believe can provide useful supplemental information to help investors better understand underlying trends in our business.
Our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies, have limitations as analytical tools and should not be considered in isolation, or as substitutes for analysis of our operating results as reported under GAAP. Additionally, we do not consider our non-GAAP financial measures as superior to, or a substitute for, the equivalent measures calculated and presented in accordance with GAAP.

Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) is defined as net earnings (loss) excluding income tax (benefit) provision, interest and derivative (gains) losses, net, depreciation and amortization expense, stock-based compensation expense, employer costs related to stock-based compensation, foreign exchange (gain) loss, changes in fair value of contingent earn-out liability, changes in fair value of investments in equity securities, transaction and other costs, litigation costs net of insurance reimbursements that arise outside of the ordinary course of business, tax receivable agreement liability remeasurement (benefit) expense, impairment loss, and restructuring costs.

Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of revenue.

Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures.

Free cash flow conversion represents free cash flow as a percentage of Adjusted EBITDA.

Operating cash flow conversion represents net cash provided by (used in) operating activities as a percentage of net earnings (loss).

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements reflecting the current views of management of Bumble Inc. with respect to, among other things, our operations, our financial performance, our industry and our business and other non-historical statements, including without limitation statements related to our product innovation and member experience enhancement plans, statements regarding our ability to achieve product-led growth, our ability to maintain financial discipline and the statements in the “Financial Outlook” section of this press release. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believe(s),” “expect(s),” “potential,” “continue(s),” “may,” “will,” “should,” “could,” “would,” “seek(s),” “predict(s),” “intend(s),” “trends,” “plan(s),” “estimate(s),” “anticipate(s),” “projection,” “will likely result” and or the negative version of these words or other comparable words of a future or forward-looking nature. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include, but are not limited to, the following:

•our ability to retain existing members or attract new members and to convert members to paying users (including as a result of shifts in strategy)
•competition and changes in the competitive landscape of our market
•our ability to distribute our dating products through third parties, such as Apple App Store or Google Play Store, and offset related fees
•our ability to attract, hire and retain a highly qualified and diverse workforce, or maintain our corporate culture, including as such factors may be impacted by our global workforce reductions and efforts to restructure our operations
•our ability to maintain the value and reputation of our brands
•risks relating to changes to our existing brands and products, or the introduction or acquisition of new brands or products
•risks relating to certain of our international operations, including geopolitical conditions and successful expansion into new markets
•the impact of data security breaches or cyber attacks on our systems and the costs of remediation related to any such incidents
•challenges with properly managing the use of artificial intelligence
•our ability to obtain, maintain, protect and enforce intellectual property rights and successfully defend against claims of infringement, misappropriation or other violations of third-party intellectual property
•our ability to comply with complex and evolving U.S. and international laws and regulations relating to our business, including data privacy laws
•our substantial indebtedness and our ability to repay or refinance such debt prior to its maturity
•affiliates of Blackstone Inc.’s (“Blackstone”) and our Founder’s control of us
•the outsized voting rights of Blackstone and our Founder

•the risk that our restructuring efforts may not generate their intended benefits to the extent or as quickly as anticipated
•risks relating to the TRA Buyout, including changes in applicable laws or fluctuations in our taxable income that could impact our ability to realize the anticipated benefits from the TRA Buyout
•risks relating to the market price volatility of our Class A common stock, which could limit our ability to make acquisitions and retain key personnel and employees, and result in dilution if our stock-based compensation programs issue increased numbers of shares because of a depressed stock price or could result in increased cash compensation expense in the event that we shift the mix of incentive compensation in favor of cash-based awards over equity-based awards
•changes in business or macroeconomic conditions, including the impact of lower consumer confidence in our business or in the online dating industry generally, recessionary conditions, increased unemployment rates, stagnant or declining wages, changes in inflation or interest rates, geopolitical events (such as trade wars), political unrest, armed conflicts, including conflicts in Eastern Europe and the Middle East, widespread health emergencies or pandemics and measures taken in response, extreme weather events or natural disasters
•foreign currency exchange rate fluctuations

For additional information on these and other factors that could cause Bumble’s actual results to differ materially from expected results, please see our Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2025, as such factors may be updated from time to time in our subsequent periodic filings, which are accessible on the SEC’s website at www.sec.gov. The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Bumble

Bumble Inc. is the parent company of Bumble, Badoo and BFF. Bumble brings people closer to love by enabling them to build healthy relationships. Founded in 2014 by Whitney Wolfe Herd, who serves as CEO, Bumble was one of the first dating apps built with women at the center and connects people across dating (Bumble Date) and friendship (Bumble For Friends). Badoo, founded in 2006, was one of the pioneers of web and mobile dating products. BFF is a friendship app for friend-finding, group connections and community-building.
Investor Contact
ir@team.bumble.com

Media Contact
press@team.bumble.com

Bumble Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share information)
(Unaudited)

	December 31, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$175,760	$204,319
Accounts receivable (net of allowance of $86 and $103, respectively)	83,062	99,687
Other current assets	46,449	38,236
Total current assets	305,271	342,242
Right-of-use assets	10,198	11,232
Property and equipment (net of accumulated depreciation of $22,706 and $21,811, respectively)	6,896	8,495
Goodwill	732,715	1,386,229
Intangible assets, net	351,454	748,906
Deferred tax assets, net	42	16,300
Other noncurrent assets	7,114	11,483
Total assets	$1,413,690	$2,524,887
LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$9,231	$6,609
Deferred revenue	36,790	43,411
Accrued expenses and other current liabilities	86,226	82,800
Current portion of long-term debt, net	5,750	5,750
Total current liabilities	137,997	138,570
Long-term debt, net	582,715	611,346
Deferred tax liabilities, net	318	777
Payable to related parties pursuant to a tax receivable agreement	—	400,926
Other long-term liabilities	22,939	24,214
Total liabilities	743,969	1,175,833
Commitments and contingencies
Shareholders’ equity:
Class A common stock (par value $0.01 per share, 6,000,000,000 shares authorized; 129,613,455 shares issued and outstanding as of December 31, 2025; 107,107,632 shares issued and shares outstanding as of December 31, 2024)	1,297	1,071
Class B common stock (par value 0.01 per share, 1,000,000 shares authorized; 17 shares issued and outstanding as of December 31, 2025; 20 shares issued and outstanding as of December 31, 2024)	—	—
Preferred stock (par value $0.01; 600,000,000 shares authorized; no shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively)	—	—
Treasury stock (no shares outstanding as of December 31, 2025 and December 31, 2024, respectively)	—	—
Additional paid-in capital	1,803,429	1,453,483
Accumulated deficit	(1,403,466)	(701,092)
Accumulated other comprehensive income	158,948	71,073
Total Bumble Inc. shareholders’ equity	560,208	824,535
Noncontrolling interests	109,513	524,519
Total shareholders’ equity	669,721	1,349,054
Total liabilities and shareholders’ equity	$1,413,690	$2,524,887

Bumble Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share information)
(Unaudited)

	Quarter Ended December 31, 2025	Quarter Ended December 31, 2024	Year Ended December 31, 2025	Year Ended December 31, 2024
Revenue	$224,165	$261,648	$965,658	$1,071,643
Operating costs and expenses:
Cost of revenue	64,605	77,953	281,515	318,835
Selling and marketing expense	40,864	66,444	165,450	261,172
General and administrative expense	34,015	38,085	138,075	128,521
Product development expense	24,885	24,123	121,513	100,725
Depreciation and amortization expense	4,998	18,074	25,856	70,616
Impairment loss	630,541	—	1,039,027	892,248
Total operating costs and expenses	799,908	224,679	1,771,436	1,772,117
Operating earnings (loss)	(575,743)	36,969	(805,778)	(700,474)
Interest expense, net	(9,499)	(12,136)	(42,448)	(39,945)
Other expense, net	(2,204)	(8,642)	(12,750)	(4,827)
Income (loss) before income taxes	(587,446)	16,191	(860,976)	(745,246)
Income tax provision	(23,695)	(6,865)	(45,672)	(23,128)
Net earnings (loss)	(611,141)	9,326	(906,648)	(768,374)
Net earnings (loss) attributable to noncontrolling interests	(111,729)	5,147	(204,274)	(211,366)
Net earnings (loss) attributable to Bumble Inc. shareholders	$(499,412)	$4,179	$(702,374)	$(557,008)
Net earnings (loss) per share attributable to Bumble Inc. shareholders
Basic and diluted loss per share	$(4.06)	$0.04	$(6.03)	$(4.61)

Bumble Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Quarter Ended December 31, 2025	Quarter Ended December 31, 2024	Year Ended December 31, 2025	Year Ended December 31, 2024
Cash flows from operating activities:
Net loss	$(611,141)	$9,326	$(906,648)	$(768,374)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Impairment loss	630,541	—	1,039,027	892,248
Depreciation and amortization expense	4,998	18,074	25,856	70,616
Changes in fair value of interest rate swaps	641	(4,559)	5,149	2,436
Changes in fair value of contingent earn-out liability	(323)	1,824	(2,500)	(20,208)
Non-cash lease expense	846	804	3,276	3,402
Tax receivable agreement liability remeasurement expense	—	7,390	700	8,341
Deferred income tax	14,259	4,708	17,091	5,022
Stock-based compensation expense	9,592	13,972	31,189	26,245
Net foreign exchange difference	4,291	(20,660)	17,159	(12,645)
Other, net	1,172	19,401	6,339	3,746
Changes in assets and liabilities:
Accounts receivable	9,095	4,526	15,144	5,788
Other current assets	(10,997)	(3,073)	(7,581)	(4,732)
Accounts payable	5,515	(326)	2,604	1,932
Deferred revenue	(2,121)	(1,918)	(6,621)	(5,338)
Legal liabilities	(400)	(39,719)	—	(65,763)
Lease liabilities	(937)	(185)	(3,833)	(1,213)
Accrued expenses and other current liabilities	13,609	(15,359)	16,045	(19,011)
Other, net	(9,577)	376	(2,033)	949
Net cash provided by (used in) operating activities	59,063	(5,398)	250,363	123,441
Cash flows from investing activities:
Capital expenditures	(2,737)	(3,169)	(11,682)	(9,319)
Acquisition of business, net of cash acquired	—	—	—	—
Acquisition of intangible assets	—	—	—	(17,435)
Net cash used in investing activities	(2,737)	(3,169)	(11,682)	(26,754)
Cash flows from financing activities:
Repayment of term loan	(1,438)	(1,437)	(30,750)	(5,750)
Debt issuance costs	—	(189)	—	(189)
Distributions paid to noncontrolling interest holders	(1)	(41)	(5,195)	(7,918)
Share repurchases	—	(40,270)	(28,682)	(192,113)
Purchase of Common Units	—	—	—	(22,184)
Withholding tax paid on behalf of employees on stock-based awards	(1,041)	(1,142)	(8,830)	(10,732)
Payments on tax receivable agreement	(185,745)	—	(194,662)	(11,942)
Net cash used in financing activities	(188,225)	(43,079)	(268,119)	(250,828)
Effects of exchange rate changes on cash and cash equivalents	(113)	3,444	1,630	2,001
Net decrease in cash and cash equivalents and restricted cash	(132,012)	(48,202)	(27,808)	(152,140)
Cash and cash equivalents and restricted cash, beginning of the period	311,266	255,264	207,062	359,202
Cash and cash equivalents and restricted cash, end of the period	$179,254	$207,062	$179,254	$207,062
Less restricted cash	(3,494)	(2,743)	(3,494)	(2,743)
Cash and cash equivalents, end of the period	$175,760	$204,319	$175,760	$204,319

Bumble Inc.

Reconciliation of GAAP to NON-GAAP Financial Measures
(Unaudited)

Reconciliation of Net Earnings (Loss) to Adjusted EBITDA and Reconciliation of Net Cash Provided By Operating Activities to Free Cash Flow

(In thousands, except percentages)	Quarter Ended December 31, 2025	Quarter Ended December 31, 2024	Year Ended December 31, 2025	Year Ended December 31, 2024
Net earnings (loss)	$(611,141)	$9,326	$(906,648)	$(768,374)
Add back:
Income tax provision	23,695	6,865	45,672	23,128
Interest and derivative (gains) losses, net(1)	9,499	5,141	42,448	39,945
Depreciation and amortization expense	4,998	18,074	25,856	70,616
Stock-based compensation expense	9,592	13,972	31,189	26,245
Employer costs related to stock-based compensation(2)	198	248	1,751	2,638
Litigation costs, net of insurance reimbursements(3)	2,096	1,035	7,051	10,730
Foreign exchange (gain) loss(4)	1,751	7,738	12,138	(3,777)
Restructuring costs(5)	18	—	14,597	20,355
Transaction and other costs(6)	196	375	1,840	1,672
Changes in fair value of contingent earn-out liability	(323)	1,824	(2,500)	(20,208)
Changes in fair value of investments in equity securities	458	517	516	543
Tax receivable agreement liability remeasurement expense(7)	—	7,390	700	8,341
Impairment loss(8)	630,541	—	1,039,027	892,248
Adjusted EBITDA	$71,578	$72,505	$313,637	$304,102
Net earnings (loss) margin	(272.6)%	3.6%	(93.9)%	(71.7)%
Adjusted EBITDA margin	31.9%	27.7%	32.5%	28.4%

Net cash provided by operating activities	$59,063	$(5,398)	$250,363	$123,441
Less:
Capital expenditures	(2,737)	(3,169)	(11,682)	(9,319)
Free cash flow	$56,326	$(8,567)	$238,681	$114,122
Operating cash flow conversion	*	(57.9)%	*	*
Free cash flow conversion	78.7%	(11.8)%	76.1%	37.5%
*Not meaningful
(1)Includes interest income received on money market funds and interest rate swaps, fair value changes in interest rate swaps, and interest expense incurred in connection with our long-term debt.
(2)Represents employer portion of Social Security and Medicare payroll taxes domestically, National Insurance contributions in the United Kingdom and comparable costs internationally related to the settlement of equity awards.
(3)Represents certain litigation costs, net of insurance proceeds, associated with pending litigations or settlements of litigation that arise outside of the ordinary course of business.
(4)Represents foreign exchange (gain) loss due to foreign currency transactions.
(5)Represents costs associated with discontinuing the operations of the Fruitz and Official apps and the 2025 and 2024 Restructuring Plans, such as severance, benefits and other related costs.
(6)Represents transaction and other costs primarily related to acquisitions and divestiture of business.
(7)Represents recognized adjustments to the tax receivable agreement liability.
(8)Represents impairment charges to goodwill, indefinite-lived intangible assets, Fruitz asset held for sale, the Official asset group and trademarks in 2025, as well as the indefinite-lived intangible assets, Fruitz asset group, and goodwill in 2024.

Supplementary Information (Unaudited)

Stock-Based Compensation Expense

(In thousands)	Quarter Ended December 31, 2025	Quarter Ended December 31, 2024	Year Ended December 31, 2025	Year Ended December 31, 2024
Cost of revenue	$(195)	$326	$18	$690
Selling and marketing expense	950	1,032	1,420	(1,296)
General and administrative expense	7,419	8,506	13,389	22,673
Product development expense	1,418	4,108	16,362	4,178
Total stock-based compensation expense	$9,592	$13,972	$31,189	$26,245

Reconciliation of GAAP costs and expenses to non-GAAP costs and expenses by function

(In thousands)	Quarter Ended December 31, 2025	Quarter Ended December 31, 2024	Year Ended December 31, 2025	Year Ended December 31, 2024
Cost of revenue GAAP	$64,605	$77,953	$281,515	$318,835
Stock-based compensation expense	195	(326)	(18)	(690)
Employer costs related to stock-based compensation	(5)	(15)	(55)	(128)
Restructuring costs	(43)	—	(912)	(971)
Transaction and other costs	—	—	(434)	(423)
Cost of revenue non-GAAP	$64,752	$77,612	$280,096	$316,623

(In thousands)	Quarter Ended December 31, 2025	Quarter Ended December 31, 2024	Year Ended December 31, 2025	Year Ended December 31, 2024
Selling and marketing expense GAAP	$40,864	$66,444	$165,450	$261,172
Stock-based compensation expense	(950)	(1,032)	(1,420)	1,296
Employer costs related to stock-based compensation	(8)	(24)	(77)	(253)
Restructuring costs	(109)	—	(2,483)	(3,244)
Selling and marketing expense non-GAAP	$39,797	$65,388	$161,470	$258,971

(In thousands)	Quarter Ended December 31, 2025	Quarter Ended December 31, 2024	Year Ended December 31, 2025	Year Ended December 31, 2024
General and administrative expense GAAP	$34,015	$38,085	$138,075	$128,521
Changes in fair value of contingent earn-out liability	323	(1,824)	2,500	20,208
Litigation costs, net of insurance proceeds	(2,096)	(1,035)	(7,051)	(10,730)
Stock-based compensation expense	(7,419)	(8,506)	(13,389)	(22,673)
Employer costs related to stock-based compensation	(63)	(65)	(472)	(884)
Restructuring costs	(52)	—	(4,747)	(6,094)
Transaction and other costs	15	(71)	(238)	(597)
General and administrative expense non-GAAP	$24,723	$26,584	$114,678	$107,751

(In thousands)	Quarter Ended December 31, 2025	Quarter Ended December 31, 2024	Year Ended December 31, 2025	Year Ended December 31, 2024
Product development expense GAAP	$24,885	$24,123	$121,513	$100,725
Stock-based compensation expense	(1,418)	(4,108)	(16,362)	(4,178)
Employer costs related to stock-based compensation	(122)	(144)	(1,147)	(1,373)
Restructuring costs	186	—	(6,455)	(10,046)
Transaction and other costs	(211)	(304)	(1,178)	(652)
Product development expense non-GAAP	$23,320	$19,567	$96,371	$84,476

(In thousands)	Quarter Ended December 31, 2025	Quarter Ended December 31, 2024	Year Ended December 31, 2025	Year Ended December 31, 2024
Total operating costs and expenses GAAP	$799,908	$224,679	$1,771,436	$1,772,117
Impairment loss	(630,541)	—	(1,039,027)	(892,248)
Depreciation and amortization expense	(4,998)	(18,074)	(25,856)	(70,616)
Changes in fair value of contingent earn-out liability	323	(1,824)	2,500	20,208
Litigation costs, net of insurance proceeds	(2,096)	(1,035)	(7,051)	(10,730)
Stock-based compensation expense	(9,592)	(13,972)	(31,189)	(26,245)
Employer costs related to stock-based compensation	(198)	(248)	(1,751)	(2,638)
Restructuring costs	(18)	—	(14,597)	(20,355)
Transaction and other costs	(196)	(375)	(1,850)	(1,672)
Total operating costs and expenses non-GAAP	$152,592	$189,151	$652,615	$767,821